UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2008

TYCO ELECTRONICS LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Second Floor, 96 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-294-0607

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                       RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information disclosed in Item 7.01 of this Current Report on Form 8-K is furnished and incorporated by reference in this Item 2.02.  The financial information referred to therein is furnished as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 to this report and incorporated by reference in this Item 2.02.

ITEM 7.01                                       REGULATION FD DISCLOSURE

In March 2008, Tyco Electronics Ltd. (the “Company”) was authorized by its board of directors to pursue the divestiture of its Radio Frequency Components and Subsystem business. At that time, the Radio Frequency Components and Subsystem business met the held for sale and discontinued operations criteria. The Company has reclassified amounts previously reported to reflect this business in discontinued operations in all periods presented. Prior to reclassification to held for sale, this business was a component of the Company’s Wireless Systems segment.

The unaudited financial information furnished with this report and incorporated by reference includes the consolidated and combined statements of operations, the consolidated and combined segment results, and the consolidated and combined adjusted statements of operations and adjusted income from operations by segment of the Company for the fiscal quarters ended March 28, 2008, December 28, 2007, September 28, 2007, June 29, 2007, March 30, 2007, and December 29, 2006, and for the fiscal years ended September 29, 2007 and September 29, 2006.

The financial information reflects the Radio Frequency Components and Subsystem business as a discontinued operation. This information may not reflect the results of operations that would have resulted had the Company been operating as an independent, publicly-traded company during such periods. In addition, it is not necessarily indicative of the Company’s future results of operations.

Non-GAAP Measures

Certain of the financial information contains Non-GAAP (U.S. generally accepted accounting principles) financial measures, which are reconciled to GAAP in schedules contained therein.  The Non-GAAP measures used therein, which should not be considered replacements for GAAP results, include “Adjusted Income from Operations” and “Adjusted Earnings Per Share.”

The Company has presented its income from operations before unusual items including costs related to its separation from Tyco International Ltd. (“Tyco International”), legal settlements, and restructuring, and other income or charges (“Adjusted Income from Operations”). The Company utilizes Adjusted Income from Operations to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It is also a significant component in the Company’s incentive compensation plans. Adjusted Income from Operations is a useful measure for investors because it better reflects the Company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Income from Operations and income from operations (the most comparable GAAP measure) consists of the impact of costs related to the separation, legal settlements, and restructuring, and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the Company’s reported income from operations. This limitation is best addressed by using Adjusted Income from Operations in combination with income from operations (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The Company has presented adjusted basic and diluted earnings per share, which is earnings per share from continuing operations before unusual items, including costs related to the separation, legal settlements, and restructuring, loss on retirement of debt, and other income or charges (“Adjusted Earnings Per Share”). The Company presents Adjusted Earnings Per Share because it believes that it is appropriate for investors to consider results excluding these items in addition to the Company’s results in accordance with GAAP. The Company believes such a measure provides a picture of its results that is more comparable among periods since it excludes the impact of unusual items, which may recur occasionally, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with earnings per share (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description

99.1

Consolidated and Combined Statements of Operations of Tyco Electronics Ltd. for the fiscal quarters ended March 28, 2008, December 28, 2007, September 28, 2007, June 29, 2007, March 30, 2007, and December 29, 2006, and for the fiscal years ended September 28, 2007 and September 29, 2006 (Unaudited)

99.2

Consolidated and Combined Segment Results of Tyco Electronics Ltd. for the fiscal quarters ended March 28, 2008, December 28, 2007, September 28, 2007, June 29, 2007, March 30, 2007, and December 29, 2006, and for the fiscal years ended September 28, 2007 and September 29, 2006 (Unaudited)

99.3

Consolidated and Combined Adjusted Statements of Operations and Adjusted Income from Operations by Segment of Tyco Electronics Ltd. for the fiscal quarters ended March 28, 2008, December 28, 2007, September 28, 2007, June 29, 2007, March 30, 2007, and December 29, 2006, and for the fiscal years ended September 28, 2007 and September 29, 2006 (Unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TYCO ELECTRONICS LTD.
(Registrant)

By:	/s/ Terrence R. Curtin
Terrence R. Curtin
Executive Vice President and Chief Financial Officer

Date: May 1, 2008